EXHIBIT 32.1

Certification Pursuant to 18 U.S.C. Section 1350,
as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report on Form 10-QSB of QI SYSTEMS INC. for the quarter ended December 31, 2006 as filed with the United States Securities and Exchange Commission on the date hereof (the "Report"), Steven R. Garman, as President and Chief Executive Officer, and Robert I. McLean Jr., as Chief Financial Officer and Chief Operating Officer, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

i.	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
ii.
The information contained in the Report fully presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods expressed in the Report.

Date: February 14, 2007	By:	/s/ Steven R. Garman
Steven R. Garman
President and Chief Executive Officer

Date: February 14, 2007	By:	/s/ Robert I. McLean Jr.
Robert I. McLean Jr.
Chief Financial Officer and Chief Operating Officer